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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Vertex Pharmaceuticals Incorporated on Form S-8 (File Nos. 33-48030, 33-48348, 33-65742, 33-93224, and 333-12325) of our report dated February 18, 1997 on our audits of the consolidated financial statements of Vertex Pharmaceuticals Incorporated and Subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 which report is included in this Form 8-K.

                                          /s/ Coopers & Lybrand L.L.P

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 25, 1997